UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aris Mining Corporation

(Exact name of registrant as specified in its charter)

Province of British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 – 1021 West Hastings St.
Vancouver, British Columbia, Canada	V6E 0C3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Aris Mining Corporation, a British Columbia corporation, with the Securities and Exchange Commission (the “Commission”) in connection with the transfer of the listing of the Registrant’s common shares, no par value from the NYSE American LLC to the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common shares, no par value, under the section captioned “Description of Common Shares” included in the Registrant’s registration statement on Form F-10 (File No. 333-282330), initially filed with the Commission on September 25, 2024, is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aris Mining Corporation

Dated: February 18, 2026	By:	/s/ Ashley Baker
	Name:	Ashley Baker
	Title:	Chief Legal Officer